September 3, 2009

ClearPoint Business Resources, Inc.
1600 Manor Drive
Suite 110
Chalfont, PA  18914

Re:	Debt Extension Agreement Amendment

Dear Sirs:

Reference is made to the Promissory Note dated as of August 14, 2006 in the original principal amount of $450,000 issued by ClearPoint Business Resources, Inc. (“ClearPoint”) to Shareholders of Staffbridge, Inc. (“Lender”), as amended by that certain Amendment to Note dated December 31, 2007 further amended by the Debt Extension Agreement dated June 30, 2008 and subsequently the Debt Extension Agreement date December 31, 2008 for the balance due for work performed as a contractor to ClearPoint by Lender (the “Note”).

Lender hereby agrees to further amend the Note as follows.  The current outstanding balance of the Note of $177,517.50 shall be paid according it to the following schedule:  (i) monthly payments of 16,137.95 commencing February 15, 2010, (ii) Accrued but unpaid interest as of August 31, 2009 amounting to $4,732 plus interest for the period of September 1, 2009 through January 31, 2010 of $5,915 will be paid monthly in the amount of $967.91 commencing February 15, 2010 in addition to amounts stated in (i) above.

This agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Lender and the addresses hereof.  This Agreement may not be amended of modified, nor any provision hereof be waived, without the prior written consent of the party to be charged therewith. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

[SIGNATURES ON FOLLOWING PAGE]

Very truly yours,

SHAREHOLDER OF STAFFBRIDGE

By:	/s/ Scott Nieh
Name: Scott Nieh

SHAREHOLDER OF STAFFBRIDGE

By:	/s/ Nigel Liu
Name: Nigel Liu

Acknowledged and Agreed:

ClearPoint Resources, Inc.

By:	/s/ John G. Phillips
Name: John G. Phillips
Title: CFO

[SIGNATURE PAGE TO DEBT EXTENSION AGREEMENT DATED September 3, 2009]